UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007 (April 13, 2007)

LATIN AMERICAN TELECOMMUNICATIONS VENTURE COMPANY – LATVCO
(Exact name of registrant as specified in its charter)

Nevada	033-55254-40	87-0485311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 Marcus Avenue
Suite C219
Lake Success, New York 11042
(Address of principal executive offices)
___________

Registrant’s telephone number, including area code (212) 481-6407
___________

 1301 Travis, #1200
Houston, TX 77002
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Items 2.01 and 5.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 13, 2007 (the “Closing Date”), Latin American Telecom Venture Company - LATVCO, a Nevada Corporation (“LATV”), entered into and closed a Share Exchange Agreement (the “Exchange Agreement”) with Avallon 7, Inc., a Nevada company (“Avallon” or the “Company”), and the shareholders of Avallon. As a result of the share exchange, LATV acquired all of the issued and outstanding securities of Avallon, from the Stockholders of Avallon in exchange for 30,000,000 newly-issued shares of LATV’s common stock, representing approximately 87.5% of LATV’s issued and outstanding common stock (the “Exchange”). The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. As a result of the Exchange, Avallon became our wholly owned subsidiary. We currently have no other business operations other than those of Avallon.

Today, Avallon is also filing with the Securities and Exchange Commission (the “SEC”) an Information Statement complying with Rule 14f-1 under the Securities Exchange Act of 1934, as amended, that describes a change in a majority of LATV’s Board of Directors (the “Board”) that is occurring in connection with the change of control of LATV that is described in this Report.

The following is disclosure regarding Avallon. From and after the Closing Date, the operations of Avallon will be the only operations of LATV and the company will change its name to “Beauty America, Inc.”

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references in this Report to “we,” “us,” “our,” the “Company” or “Avallon” are to the business of Avallon.

General

Our primary business is the marketing and sale of health and beauty care products to consumers, both branded and private label. The market for health and beauty care products offers opportunities for new and unique products, with their efficacy backed by scientific clinical and before-and-after testimonials. We are positioning our business to fill the need for these types of product by using an integrated direct response and retail marketing model.

History and Organizational Structure

LATV was incorporated on July 26, 1990 and functioned as a blank check company. Effective as of April 13, 2007, a change in control transaction occurred. This change in control is the result of LATV’s acquisition of all of the issued and outstanding shares of Avallon in exchange for shares of common stock LATV pursuant to the Exchange Agreement. In accordance with the Exchange Agreement, (i) Avallon exchanged all of its issued and outstanding shares of common stock for shares of common stock of LATV as set forth below and (ii) Avallon is a wholly owned subsidiary of LATV (the “Transaction”). The Transaction closed as of April 13, 2007. Prior to the Transaction, Avallon was a privately-held company. Avallon markets products in the health and beauty care industry. As a part of the Transaction, LATV will change its name to Beauty America, Inc.

Avallon was incorporated on August 8, 2006 in the state of Nevada. Avallon is located at 1981 Marcus Avenue, Suite C219, Lake Success, New York 11042.

Products

Our first product line, Avallon 8, is a series of products formulated for hair re-growth and thickening. Our products are designed to slow down hair loss, strengthen existing hair, nourish the user’s inactive hair matrix and re-grow hair. Avallon 8 products are made using natural ingredients consisting of plant extracts, vitamins, amino acids, and plant proteins. Avallon 8 products contain no drugs or harmful chemicals and are positioned in the marketplace as a natural solution to hair re-growth.

The line of Avallon 8 products is presently comprised of the following:

1. Avallon 8 Hair Intensive Treatment Shampoo

Our shampoo is targeted for use by consumers with thinning hair. The shampoo is specially formulated using natural plant derivative foaming agents to gently cleanse the scalp with a gentle pH balance. Avallon 8 shampoo contains natural vascular dilators to prepare the user’s vascular system for the absorption of the Avallon 8 Intensive Treatment Cream.

2. Avallon 8 Hair Intensive Treatment Cream

Our hair cream contains a proven revitalizing formulation based on a proprietary blend of plant oils, amino acids and naturally derived plant extracts. Avallon 8 hair cream is designed to help activate the user’s capillaries and revive his or her dormant hair matrix. Use of the cream helps to stimulate the hair root system and slowing down hair loss. The hair cream treatment is formulated and recommended for use on alternate days, three times each week. The cream treatment is applied at night to the scalp with gentle massage and then rinsed out in the morning.

3. The Avallon 8 Intensive Treatment Spray

Our hair spray is fortified with a vitamin supplement and contains plant extracts and keratins. Avallon 8 hair spray is designed to help rebuild a user’s healthy hair-growth cycle, provide a targeted nutritional boost, strengthen existing hair and stimulate the growth of new and existing hair. The hair spray is formulated and recommended for daily use.

We bundle our Avallon 8 products as a complete and convenient solution that we sell at the Hair Intensive Treatment Kit.

Products Under Development

We are continuously seeking products to extend our Avallon 8 product line and new complimentary products that diversify our purchasing options and offer constant cost containment and cost reduction. In general, we expect that we will obtain new products through licensing arrangements with third parties that have patents, clinical trial results, expert endorsements, trademarks, and rights to distribution or re-distribution.

Raw Materials and Major Suppliers

Regarding our Avallon 8 products, we have exclusive distribution agreement with International Manufacturers of Cosmetics CC, the product manufacturer and owner of all associated intellectual property. Our distribution agreement covers the United States and the majority of non-U.S. markets outside of Africa and the Middle East. The agreement began on August 17, 2006 and has an initial three-year term with renewal provisions.

Under the agreement, we purchase finished Avallon 8 products that are shipped from manufacturing facilities located in South Africa. The products are packaged for direct response and retail shelf markets according to our specifications. Our distribution agreement provides us with access to other manufacturers should our primary manufacturer have an unforeseen shutdown or production delay.

Product Sales, Distribution and Marketing

Our marketing strategy is use a variety of direct response programs to market our products and use distribution through mass retailers and catalogs to expand sales. The direct response campaigns use a combination of Internet media, print publications, targeted radio spots and infomercial airings on national cable and select broadcast media. Print ads are placed in national magazines with monthly run-of-book rotating ads in the top 30 regional markets. We plan to develop and air radio spots that target key demographic markets for our product. In addition, we expect to develop one and two-minute infomercials that will be used to test media and for the initial marketing launch. We see an opportunity to develop a 28-minute infomercial that more fully demonstrates the product and is used to drive our direct response marketing sales program. Retail accounts will be targeted both regional and national levels depending on product roll out and class of trade pricing strategies.

Our customer base will consist primarily of U.S. consumers who purchase our products directly from us, retailer or consumer product catalogs. The direct response element will include soft and hard sell programs and continuity programs for all the products. Our retail targets will include the different classes of trade, including Chain Drug, Grocery, Mass merchants and specialty markets and clubs. International sales are expected to be approximately 20% of the total sales volume, consisting of product sales to direct marketers operating in non-U.S. markets and the licensing of our infomercials and other marketing materials.

Competition

We attempt to distinguish our products from other competing health and beauty care products by marketing any of our products’ specific unique features and benefits that are backed by scientific studies and validated by before-and-after and user testimonials.

We also may use a value-oriented pricing strategy to position products versus other products currently on the market.

Intellectual Property

We are the exclusive distributor of the Avallon 8 products throughout the world (including the United States), and excluding, however, [(i) certain European, Latin American and Central American countries, (ii) China, India, Japan and (iii) the African continent]. We have these rights as assignee under an exclusive license agreement with International Manufacturers of Cosmetics CC, a South African corporation (“IMC”), headquartered in Cape Town, South Africa. The license agreement was signed on August 17, 2006 and runs for three years with an option for an additional three-year renewal period.

Under the license agreement we are granted the rights to (i) be the exclusive distributor, directly or indirectly, through other dealers, wholesalers, resellers and distributors, of the products; (ii) use all of patents and trademarks associated with the product for the sale, marketing, and distribution of our products, (iii) sublicense and subcontract to other dealers, wholesalers, resellers and distributors our exclusive distribution rights and the associated rights to use patents and trademarks.

The license agreement also contains representations and warranties regarding patents and trademarks, terms for intellectual property protection, and contains dispute resolution mechanisms and other standard provisions customarily found in agreements of this type.

Pricing

Our pricing strategy is to position our products competitively with other hair enhancement products and distinguish our products through attractive sales offers that highlight our product’s unique and differentiated features and benefits.

Employees

As of March 5, 2007, the Company has approximately 3 full-time employees, 2 of whom are part of the Company’s management, 1 of whom is directly involved in sales and marketing. None of our employees are covered by a collective bargaining agreement. We believe we have good relations with our employees.

Property

Avallon occupies approximately 700 square feet of office space located at 1981 Marcus Avenue, Suite C219, Lake Success, New York 11042. We do not lease or own any property. Avallon also contracts with a third party logistics company for fulfillment services and the use of warehouse space in Milford, Connecticut. Fees and costs for such services fluctuate based upon the amount of orders placed and fulfilled. We have access to additional warehouse space should it be needed.

RISK FACTORS

An investment in our Common Stock is speculative in nature, involves a high degree of risk, and should not be made by an investor who cannot bear the economic risk of its investment for an indefinite period of time and who cannot afford the loss of its entire investment. Additional risks and uncertainties currently unknown to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer, and you may lose all or part of your investment in the Common Stock. You should carefully consider the following risk factors associated with the Offering, as well as other information contained elsewhere in the Memorandum, before making an investment.

Risks Relating to Our Business

We are a start-up company, and we may be unable to generate significant revenues and may never become profitable.

We are a start-up company that has not generated any revenues to date, and we expect to incur significant operating losses for the foreseeable future. We may not be able to market our products in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

•	raise sufficient capital in the public and/or private markets;

•	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

•
select products that generate sufficient rate of return in relation to infomercial production costs, purchases of television advertising time, costs of purchasing products, and our other operating costs so as to become profitable;

•
develop and maintain relationships with key elements in our business such as the inventors/licensors of new products, the actors, directors, scriptwriters and producers of infomercials, manufacturers of our products, fulfillment houses for our product orders, credit card processing agencies, dealers, distributors and other resellers of our products;

•	respond effectively to competitive pressures; or

•	recruit and build a management team to accomplish our business plan.

If we are unable to accomplish these goals, our business is unlikely to succeed.

We have no operating history; as a result, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

We do not have any operating history from which to evaluate our business. We have not generated any revenues from commencement of our operations. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends entirely on receiving funds from this Offering coupled with a successful customer response to the strategic marketing of our products. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

We are dependent on one overseas third-party manufacturer, over whom we have little or no control, to manufacture our products.

Our current line of Avallon 8 product is manufactured in South Africa by a company that is not affiliated with us. It is likely that as we source and introduce additional products, these products will also be manufactured overseas. We do not have any manufacturing facilities, and we do not envision creating any such facility, domestic or foreign, under our present business plan. As a consequence we must rely on our relationship with our manufacturer to properly manufacture and timely deliver our current product and any other products we may develop or license. We may not be able to quickly replace our manufacturing capacity if we were unable to use our manufacturing facility as a result of a fire, natural disaster, equipment failure, labor dispute, commercial disagreement or other difficulty. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver existing and proposed products on a timely and competitive basis.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market our products, we may not be able to generate product revenue.

We currently do not have sufficient staff or organization for the sales, marketing and distribution of our products. In order to market any products, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have limited experience in creating infomercials and developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

Customers, dealers and distributors may not purchase our products.

Customers, dealers and distributors may not accept and use our products or may prefer the products of a competitor to our own line. Acceptance and use of our future products will depend upon a number of factors including:

•	perceptions about the ease of use, safety and effectiveness of our products;

•	pricing relative to competing products;

•	nature and extent of market appeal;

•	innovativeness of the product in relation to comparable products;

•	effectiveness of marketing and distribution efforts by us and our sublicensees, dealers and distributors, if any; and

•	ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors

We are subject to various federal and state regulations that may adversely affect our business operations.

Our products and business practices may be subject to review by third party regulators and consumer affairs monitors and actions resulting from such reviews, including but not limited to cease and desist orders, fines and recalls. Although our Avallon 8 products are not regulated by the U.S. Food and Drug Administration (FDA), we may in the future sell products that are subject to FDA regulations. Our advertising is subject to review by the National Advertising Council (NAC) and our advertisements could be subject to NAC recommendations for modification. The U.S. Federal Trade Commission (FTC) and state and local consumer affairs bodies oversee various aspects of our sales and marketing activities and customer handling processes. If any of these agencies, or other agencies that have a right to regulate our products, engage in reviews of our products or marketing procedures we may be subject to various enforcement actions from such agencies. If such reviews take place, our executives may be forced to spend time on the regulatory proceedings as opposed to running our business. In addition to fines, adverse actions from an agency could result in our being unable to market certain products the way we would like or at all, or prevent us from selling certain products entirely.

We are going to outsource significant aspects of our business operations. We may not be able to control these parts of our operations in the event of a breakdown in function.

We expect to outsource significant portions of our business functions, including, but not limited to, warehousing, customer service, inbound call center functions and payment processing for all sales to consumers, customer order fulfillment, and product returns processing and shipping. From time to time we expect to experience interruptions in these essential services for varying periods of time. If such interruptions occur for extended periods of time, our operations may be materially adversely affected. Many products that we expect to sell will be produced in South Africa. Should we experience any interruption or interference with the operations of the third party suppliers of goods and services, we might experience a shortage of inventory. This type of shortage could have a material adverse effect on our financial position, results of operations, and cash flow.

We are going to enter into relationships with credit card processors to process our orders. These relationships may be adversely affected by the results of our customer’s actions or our order acceptance procedures and may subject us to penalties or cancellation of the relationship.

Our sales operation is dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor. A third party credit card processor typically regulates daily credit card sales order volume by merchants like us and sets limits as to the maximum sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may fine us for “high chargeback levels”, modify our sales volume limit, make a demand for additional reserves or even discontinue doing business with us. Sales and marketing businesses involving consumer products are known for relatively high chargeback levels. Should we have experience periods of higher than accepted levels of chargeback activity, we could incur fines and disruptions in credit card processing of customer orders. We endeavor to maintain reasonable business practices and customer satisfaction, which in part, contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

We may be subject to product liability claims. Our ability to obtain product liability coverage may be limited due to lack of funds or expense of the coverage sought.

The distribution and sale of our products may expose us to the risk of significant losses resulting from product liability claims. Although we will obtain and intend to maintain product liability insurance to offset some of this risk, we may be unable to secure sufficient amounts of such insurance or it may not cover certain potential claims against us. In addition, some of the television networks on which we may purchase infomercial time, and our potential dealers and distributors may impose product liability insurance requirements of their own that we may not be able to fulfill. In such event, we may not be able to secure or maintain them as a marketing source for our products.

We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our product liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against product-related claims. With insufficient insurance coverage, a successful claim against us and any defense costs incurred in defending ourselves may have a material adverse impact on our operations.

If we lose the services of key management personnel or consultants, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our CEO and our consultants are critical to our overall management as well as the development of our culture and our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, especially in the New York metropolitan area market. Our continued ability to compete effectively depends on our ability to retain and motivate our existing employees.

Risks Related to Our Intellectual Property

We license our intellectual property rights from our trademark holder under an exclusive license and distribution agreement. Difficulties or disputes arising under that agreement may impair the value or availability of our right to use our intellectual property freely.

Under our business plan, we will license the patents and trademarks we use to market, sell and distribute our products from other entities pursuant to the terms and conditions of license and distribution agreements. We intend to enter into similar agreements for the license of other new products in the future as part of our method of doing business. Typically, these agreements have numerous terms and conditions relating to, among other things, manufacturing of our products, minimum purchase orders, payment terms, and intellectual property obligations. If a dispute arises under an agreement between us and out licensor or some other problem impairs the economic condition or legal status of our licensor, we may have difficulty enforcing and maintaining our intellectual property rights. In such event, our ability to sell and distribute our products may be adversely affected.

Our intellectual property rights are valuable, and our inability to protect them could reduce the value of our products and brand.

Our licenses of intellectual property rights are critically important assets to us. Events outside of our control could jeopardize our ability to protect our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products are distributed and sold. In addition, the efforts we, or our licensor, have taken to protect our intellectual property rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights (which we are required to do under our license agreement) is costly and time consuming, and the unauthorized use of our intellectual property could cause these costs to rise significantly and materially affect our operating results.

•
While our goal is to maintain existing patent and trademark protection for our products, they may not be protectible or we may choose not to protect certain intellectual property that later turns out to be important for our business. We may not have the financial resources to defend our licensed intellectual property, thereby reducing our competitive position and our business prospects.

•
In addition, changes in or different interpretations of intellectual property laws in the United States and foreign countries may permit others to develop and commercialize our licensed products without providing any compensation to us. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending our intellectual property rights.

We also seek to maintain certain intellectual property as trade secrets. The secrecy of this information could be compromised by third parties, or intentionally or accidentally disclosed to others by our employees, which may cause us to lose any competitive advantage we enjoy from maintaining these trade secrets.

We are, and may in the future be, subject to intellectual property rights claims, which are costly to defend, which could require us to pay damages, and which could limit our ability to use certain technologies in the future.

Companies in the business of selling personal and beauty care products own patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations by others of intellectual property rights. As our products receive more attention and recognition in the marketplace, there is greater possibility that we may become subject to an infringement claim based on use of our licensed technology such that we would be unable to continue using the technology without obtaining a license or settlement from third parties. Any intellectual property claims, whether meritorious or not, could be time-consuming and expensive to litigate and could us to divert critical management and financial resources to the resolution of such claims. We may not be able to afford the costs of litigation. Any legal action against our us could lead to:

•	payment of damages, potentially treble damages, if we are found to have willfully infringed a party’s patent or trademark rights;

•	injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or

•	our having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

As a result, an adverse determination also could prevent us from offering our products to the marketplace.

Risks Related to the Common Stock

There is not now, and there may not ever be, an active market for our Common Stock.

Although the Common Stock of our Company is quoted on the Pink Sheets, trading activity may be extremely sporadic. For example, several days may pass before any shares are traded. There can be no assurance that a more active market for our Common Stock would develop.

We have never paid dividends.

We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends for the foreseeable future.

Our Common Stock is considered “a penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is less than $5.00 per share and therefore is a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors hereunder to sell their shares. In addition, since our Common Stock is quoted only on the Pink Sheets, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

The market price for shares of our common stock could be volatile; the sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

The market price for the shares of our common stock may fluctuate in response to a number of factors, many of which are beyond our control. Such factors may include, without limitation, the general economic and monetary environment, quarter-to-quarter variations in our anticipated and actual operating results, future financing activities and the open-market trading of our shares in particular.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. These rules will apply to our financial reporting for fiscal year 2006. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards and will impose significant additional expenses on us. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Additional Information

We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

We intend to voluntarily furnish our security holders with an annual report that contains audited financial statements.

PLAN OF OPERATIONS

The following is management's discussion and analysis of certain significant factors which have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words "believes," "anticipates," "may," "will," "should," "expect," "intend," "estimate," "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be place on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K.

Overview

On August 8, 2006, the Company was created to market and sell health and beauty care products to consumers, both branded and private label. The market for health and beauty care products offers opportunities for new and unique products, with their efficacy backed by scientific clinical work and before-and-after testimonials. We are positioning our business to fill the demand for these types of product by using an integrated direct response and retail marketing model. Management seeks to identify new innovative health and beauty care products, negotiate exclusive distribution rights, and use proven direct response marketing tools such as television infomercials, print advertising and e-commerce to bring the products to market.

The Company’s core competency and focus is selling and marketing strategies for health and beauty care products. In February 2007, the Company began marketing its first product, Avallon 8, by purchasing national media airtime to broadcast the Company’s short form television infomercial that was produced specifically for Avallon 8. Management found the initial results to be promising and plans to expand the frequency of the infomercial broadcasts. The Company has plans to expand sales to include international markets through various established distribution channels, and in the U.S. through sales to catalog merchants and distributors to retailer and beauty spas operators.

Plan of Operations

During the next twelve months the Company anticipates that it will continue to sell Avallon 8 through direct response marketing campaigns and begin to expand Avallon 8 sales by selling into Internet retail distribution channels such as Drugstore.com, CVS.com, Amazon.com and mass market retail distribution such as retail chain drug, grocery and general merchandisers.

The Company plans to introduce additional health and beauty care product lines. The Company identified a product that is designed to improve the quality and appearance of hair, skin and nails through a program of dietary supplements and on December 4, 2006, the Company entered into an exclusive product distribution agreement. The license gives the Company exclusive marketing rights for North America and Mexico and intellectual property use rights, including access to clinical research that supports the product’s efficacy and sales in European markets. The Company also plans to expand its line of beauty care products by marketing a woven slimming body suit.

The Company’s ability to achieve a profitable level of operations depends in large upon the overall market acceptance of its products. There can be no assurance that the Company will achieve profitable operations. The Company believes the cash on hand and cash expected to be generated from operations will be adequate to satisfy its capital requirements for the foreseeable future. If the Company, however, expands sales of its products beyond currently anticipated levels, than it may be necessary to seek additional financing. There can be no assurance that the Company will be able to secure additional debt or equity financing or that such financing will be available on favorable terms.

Results of Operations

Net Loss

The Company reported a net loss of ($61,378) or ($0.00) per share for its initial period of operations from inception (August 8, 2006) to November 30, 2006. The loss is primarily the result of there being no sales generated for that period as compared to costs and expenses incurred pertaining to the organizational and developmental activities of the Company to date.

Costs and Expenses

The Company incurred $61,378 of selling, general and administrative expenses from inception (August 8, 2006) to November 30, 2006 that resulted from organizational and developmental activities.

Liquidity and Capital Resources

Capital for the development of the Company has been provided by founding shareholders and short-term loans from related parties. Through the period from inception (August 8, 2006) to November 30, 2006, shareholders contributed $720,600 in cash to the Company and the Company borrowed $159,400 from related parties that the Company subsequent repaid in full on December 7, 2006. The capital has been or will be used to fund introductory marketing campaigns, the acquisition of inventory and operating expenses.

Stockholders’ equity totaled $663,752 on November 30, 2006 and working capital was $488,752. The Company needs to continue to raise funds through various financings to maintain its operations until such time as cash generated by operations is sufficient to meet its operations and capital requirements. There can be no assurance that the Company will achieve profitable operations. There can be no assurance that the Company will be able to secure additional debt or equity financing or that such financing will be available on favorable terms.

The independent auditor’s report on the Company’s November 30, 2006 financial statements included in this Form 8-K states that the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe critical accounting policies as disclosed in Form 8-K reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

CAPITAL STRUCTURE AND SOLVENCY

DESCRIPTION OF PROPERTIES

Avallon occupies approximately 700 square feet of office space located at 1981 Marcus Avenue, Suite C219, Lake Success, New York 11042. We do not lease or own any property. Avallon also contracts with a third party logistics company for fulfillment services and the use of warehouse space in Milford, Connecticut. Fees and costs for such services fluctuate based upon the amount of orders placed and fulfilled. We have access to additional warehouse space should it be needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of LATV’s common stock as of March 19, 2007, after giving effect to the Closing, for each beneficial owner of five percent or more of LATV’s common stock. The Closing occurred immediately following the cancellation of 93,600 shares of LATV’s common stock held by LATV’s sole director and majority shareholder. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Owner after Closing	Percentage of Class

Common	David Bakhshi	5,055,000	14.74%
Common	Havemeyer Ave, LLC (1)	5,055,000	14.74%
Common	A.B. Aruba, Inc. (2)	6,420,000	18.72%

(1)	Aaron Movtady directly owns 1,200,000 shares of Common Stock of LATV and has voting and dispositive rights over the 5,055,000 shares of Common Stock of LATV held by Havemeyer Ave, LLC.
(2)	Eli Ovada has voting and dispositive rights over the shares of Common Stock of LATV held by A.B. Aruba, Inc.

* Unless otherwise noted, the address is that of the Company.

The following table sets forth the beneficial ownership of LATV’s common stock as of March 19, 2007, after giving effect to the Closing, for each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of LATV as a group. The Closing occurred immediately following the cancellation of 93,600 shares of LATV’s common stock held by LATV’s sole director and majority shareholder. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Owner after Closing	Percentage of Class

Common	David Bakhshi	5,055,000	14.74%
Common	Thomas Calabro	600,000	1.75%
Common	All Directors and Officers as a Group (two persons)	5,655,000	16.49%

* Unless otherwise noted, the address is that of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the names of Avallon’s directors and officers, their ages, all positions and offices that they hold with Avallon, the period during which they have served as such, and their business experience during at least the last five years.

Name		Position Held	Experience
David Bakhshi	45	Chairman of the Board, Chief Executive Officer and President
Mr. Bakhshi has served as President and Director of Avallon since Avallon’s inception on August 8, 2006. He has senior executive experience in marketing to consumers, operations and financial administration in the residential mortgage origination industry. He is president of Ameritrust Mortgage Bankers, Inc., a firm specializing in marketing residential mortgage products and served with the firm for the past 12 years. Mr. Bakhshi previously held senior management positions at two other residential mortgage companies and he developed and sold residential real estate properties.

Name	Age	Position Held	Experience
Thomas Calabaro	60	Chief Financial Officer and Director
Mr. Calabro has senior executive experience in operations and financial administration in the residential mortgage origination industry. He is Director of Operations for Ameritrust Mortgage Bankers, Inc., a firm specializing in marketing residential mortgage products and served with the firm for the past year. Previously, Mr. Calabro was senior vice president, residential lending for USA Bank in 2006. From 1997 to 2006, Mr. Calabro had a broad range of operational responsibilities for USA Mortgage Bankers of America, Inc. and served as Vice President.

Family Relationships

None.

Involvement in Legal Proceedings

There are no pending legal proceedings to which we or our properties are subject.

Identification of the Audit Committee

We currently do not have a standing audit committee. Our entire Board is responsible for the functions that would otherwise be handled by this committee. We intend, however, to establish an audit committee of the Board as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Avallon has paid no cash compensation to its executive officers since inception. While no compensation program was in place to provide compensation for executive officers and other key employees of Avallon who were serving as of November 30, 2006, LATV may establish a compensation program in the future, including options and other compensatory elements. As of November 30, 2006, Avallon had not entered into any employment agreements with any of the named executive officers.

The following table sets forth the summary information concerning all cash and non-cash compensation awarded to, earned by or paid to all executive officers and other key employees of Avallon who were serving as of November 30, 2006, for services in all capacities. *

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
David Bakhshi, CEO	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

* Mr. Calabro was neither a director of nor the Chief Financial Officer of nor employed in any capacity by Avallon prior to November 30, 2006.

As of as of November 30, 2006, Avallon did not have any “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor did Avallon have any “Post-Employment Payments” to report.

Compensation of Directors

Avallon has paid no compensation to its directors since inception. All directors are reimbursed for out-of-pocket expenses in connection with attendance at board of director’s and/or committee meetings. The Company may establish other compensation plans (e.g. options, cash for attending meetings, etc.) in the future.

DESCRIPTION OF SECURITIES

The authorized capital stock of LATV currently consists of 99,000,000 shares of common stock, par value $.001 per share, of which prior to the Exchange there are 2,600,000 issued and outstanding shares of common stock, and 1,000,000 shares preferred stock, par value $.001, of which no shares are issued or outstanding. After giving effect to the Exchange, there are 34,300,000 issued and outstanding shares of common stock.  All of the issued and outstanding shares of common stock of Avallon will be held by LATV as a result of the Exchange. The following statements relating to the capital stock set forth the material terms of these securities; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws of LATV, copies of which are filed as exhibits to its SEC reports.

Common Stock

Holders of shares of the common stock of LATV are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities and preferential payments, if any, to holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to our common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We presently intend to retain all earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any cash dividends for the foreseeable future. We have not paid any cash dividends on our common stock.

Transfer Agent

OTC Stock Transfer, Inc., 231 E. 2100 S., Salt Lake City, Utah 84115 currently acts as LATV’s transfer agent and registrar.

Market Information

The common stock of LATV is not available for trading in the over-the-counter market. The following table sets forth the high and low bid price per share for the Company's Common Stock for each full quarterly period within the two most recent fiscal years.

Closing Bid Prices	High	Low
Year Ended December 31, 2006
1st Quarter	N/A	N/A
2nd Quarter	N/A	N/A
3rd Quarter	N/A	N/A
4th Quarter	N/A	N/A
Year Ended December 31, 2005
1st Quarter	N/A	N/A
2nd Quarter	N/A	N/A
3rd Quarter	N/A	N/A
4th Quarter	N/A	N/A

As of March 5, 2007, there was no quote for the stock.

Dividend Policy

We do not intend to pay any cash dividends on its common stock in the foreseeable future. All cash resources are expected to be invested in developing our business plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of December 31, 2006 with respect to compensation plans (including individual compensation arrangements) under which the equity securities of LATV are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
N/A	-0-	-0-	-0-
Total	-0-	-0-	-0-

Options and Warrants

As of March 5, 2007, Avallon has not granted any options or warrants.

Holders

As of the closing of the Exchange, LATV has issued an aggregate of 34,300,000 shares of its common stock to 417 persons and entities.

RELATED PARTY TRANSACTIONS

None.

LEGAL PROCEEDINGS.

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, pursuant to the terms of the Exchange Agreement, LATV acquired all of the issued and outstanding capital stock of Avallon in exchange for (i) 30,000,000 newly-issued shares of common stock of LATV to be issued to the stockholders of Avallon and (ii) 1,700,000 newly-issued shares of common stock of LATV to be issued to Vista Consulting, Inc.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the payment of an unlawful dividend in violation of Section 78.300 of the General Corporation Law of Nevada or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the SEC that such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 5.01 Change in Control of Registrant.

A change in control of LATV has occurred, effective as of April 13, 2007. This change in control is the result of the acquisition by LATV of all of the issued and outstanding shares of Avallon in exchange for shares of common stock of LATV pursuant to the Exchange Agreement. In accordance with the Exchange Agreement, (i) Avallon exchanged all of its issued and outstanding shares of common stock for shares of common stock of LATV Beauty as set forth below and (ii) Avallon is a wholly owned subsidiary of LATV. The Transaction closed as of April 13, 2007. Prior to the Transaction, Avallon was a privately-held company. Avallon markets products in the health and beauty care industry. As a part of the Transaction, the surviving corporation will change its name from Latin American Telecommunications Venture Company - LATVCO to Beauty America, Inc. At the Closing of the Transaction, LATV issued the following shares to the stockholders of Avallon and certain parties designated by Avallon:

1)	30,000,000 newly-issued shares of the common stock of LATV to the former stockholders of Avallon, and

2)	1,700,000 newly-issued shares of the common stock of LATV to Vista Consulting, Inc.

As a result of the Transaction, the former shareholders of Avallon currently hold approximately 87.5% of the outstanding voting power of LATV. The following events also occurred in connection with the Transaction:

1)	The Board of Directors of LATV authorized the filing of a Certificate of Designation with respect to a newly authorized Series [A] Redeemable Convertible Preferred Stock.

2)	93,600 shares of common stock of LATV were tendered by the holder thereof for cancellation.

3)	LATV declared a 1 for 100 forward stock split of the issued and outstanding shares of the common stock of LATV.

4)	Mr. David Bakhshi was appointed to the Board of Directors and as Chief Executive Officer and President of LATV.

5)	Mr. Thomas Calabro was appointed as Chief Financial Officer of LATV.

5)	Hank Vanderkam, President and a director of LATV, resigned from such positions effective upon the expiration of the ten-day time period following the mailing of the Form 14F-1, and was replaced by Mr. Thomas Calabro as a new director of LATV.

The Transaction is expected to be treated as a tax-free reorganization for federal income tax purposes. A copy of the Exchange Agreement is attached hereto as Exhibit 2.1. A copy of the audited Financial Statements of Avallon 7, Inc. for the period from August 8, 2006 to November 30, 2006 is attached hereto as Exhibit 99.1. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 13, 2007, Mr. David Bakhshi was appointed to the Board of Directors and as Chief Executive Officer and President of LATV and Mr. Thomas Calabro was appointed as Chief Financial Officer of LATV. Following the expiration of the ten-day time period following the mailing of the Form 14F-1, (i) Mr. Hank Vanderkam resignation as the President and director of LATV shall be effective, and (ii) Mr. Thomas Calabro will be elected as a new director of LATV (along with Mr. David Bakhshi, who at such time will already be a member of the Board of Directors). For further information see “Directors, Executive Officers, Promoters and Control Persons”, as referenced above.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change in Fiscal Year

In connection with the Exchange, LATV has elected to change its fiscal year end from December 31 to November 30 in order to adopt the fiscal year end of Avallon. Because of the timing, no transitional report will be filed. Instead, LATV will file the required: (i) Quarterly Report on Form 10-QSB for the six-month period ended May 31, 2007, on or before July 16, 2007, (ii) Quarterly Report on Form 10-QSB for the nine-month period ended August 31, 2007, on or before October 15, 2007, and (iii) Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007, on or before February 28, 2008.

Item 5.06 Change in Shell Company Status.

Prior to the Closing Date, LATV was a shell company, other than a business combination related shell company, as that term is defined in Rule 12b-2 under the Exchange Act.

Upon completion of the Exchange with Avallon, LATV will cease to be a shell company. From and after the Closing Date, the operations of Avallon shall be the only operations of LATV.

Item 7. Financial Statements and Exhibits.

  (a) Financial statements of business acquired.

Please see Exhibit 99.1 below.

  (b) Pro forma financial information.

None.

  (d) Exhibits.

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of April 13, 2007, by and among Latin American Telecommunications Venture Company - LATVCO, Avallon 7, Inc., and the stockholders of Avallon 7, Inc.

10.1*	Marketing and Distribution Agreement, dated August 17, 2006, by and between Avallon 7, Inc. and International Manufacturers of Cosmetics CC t/a Universal Cosmetic Manufacturers International

10.2*	Exclusive Distribution Agreement, dated December 4, 2006, by and between Avallon 7, Inc. and Inversion Laboratories BVBA/SPRL

10.3*	Direct Marketing Order Management, Fulfillment, and Customer Support Proposal, dated December 28, 2006, by and between Avallon 7, Inc. and 3PL Worldwide, Inc

99.1	Audited Financial Statements of Avallon 7, Inc. for the period from August 8, 2006 (date of inception) to November 30, 2006.

* Confidentiality treatment requested for certain portions of these agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2007

LATIN AMERICAN TELECOMMUNICATIONS VENTURE COMPANY – LATVCO

By:	/s/ David Bakhshi
Name:	David Bakhshi
Title:	Chief Executive Officer